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                                                                      EXHIBIT 8

                               Alston & Bird LLP
                         601 Pennsylvania Avenue, N.W.
                           North Building, 11th Floor
                           Washington, DC 20004-2601
                                  202-756-3300
                               Fax: 202-756-3333
                                 www.alston.com



                                 July 14, 2000


Regions Financial Corporation
417 North 20th Street
Birmingham, Alabama 35203

Heritage Bancorp, Inc.
2414 Exposition Boulevard
Austin, Texas  78703

         Re: Merger Involving Regions Financial Corporation and Heritage Bancorp, Inc.

Ladies and Gentlemen:

         We have served as special counsel to Regions Financial Corporation, a corporation organized under the laws of the State of Delaware ("Regions"), in connection with the reorganization of Regions and Heritage Bancorp, Inc., a corporation organized under the laws of the State of Texas ("Heritage"), pursuant to the Agreement and Plan of Merger dated as of April 4, 2000 (the "Agreement"), which sets forth the terms of the merger of Heritage with and into Regions (the "Merger"). In our capacity as special counsel to Regions, our opinion has been requested with respect to certain of the federal income tax consequences of the Merger.

         Pursuant to the Merger, and as more fully described in the Agreement, at the Effective Time, each share of Heritage Common Stock issued and outstanding at the Effective Time shall be converted into 1.5 shares of Regions Common Stock, subject to possible adjustment based on the price of Regions Common Stock. As a result, stockholders of Heritage shall become stockholders of Regions, and each of the subsidiaries of Heritage shall continue to conduct its business and operations as a subsidiary of Regions. All terms used herein without definition shall have the respective meanings specified in the Agreement, and unless otherwise specified, all section references herein are to the Internal Revenue Code of 1986, as amended (the "Code").

       One Atlantic Center            1211 East Morehead Street             3605 Glenwood Avenue, Suite 310
   1201 West Peachtree Street            P. O. Drawer 34009                       P. O. Drawer 31107
   Atlanta, Georgia 30309-3424           Charlotte, NC 28234-4009               Raleigh, NC 27622-1107
            404-881-7000                       704-331-6000                          919-420-2200
         Fax: 404-881-4777                  Fax: 704-334-2014                     Fax: 919-881-3175


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Regions Financial Corporation
Heritage Bancorp, Inc.
Page 2


         In rendering the opinions expressed herein, we have examined such documents as we deemed appropriate, including (i) the Agreement and (ii) the Registration Statement on Form S-4 filed by Regions with the Securities and Exchange Commission under the Securities Act of 1933, on June 28, 2000, as amended, including the Proxy Statement/Prospectus constituting part thereof (together the "Registration Statement"). In rendering the opinions expressed herein, we have assumed with the consent of Regions and Heritage, that the Agreement and the Registration Statement accurately and completely describe the Merger and that the Merger will be consummated in accordance with the Agreement and as described in the Registration Statement.

         In rendering the opinions expressed herein, we have relied, with the consent of Regions and Heritage, upon the accuracy and completeness of the factual statements and factual representations (which factual statements and factual representations we have neither investigated nor verified) contained in the certificates of Regions and Heritage to us dated as of the date hereof (together, the "Certificates"), which we have assumed are complete and accurate as of the date hereof and will be complete and accurate as of the date on which the Merger is consummated.

         Based on the foregoing, we are of the opinion that, under presently applicable federal income tax law:

         (1)  The Merger will constitute a reorganization within the meaning of
Section 368(a) of the Code, and Heritage and Regions will each be a party to the reorganization within the meaning of Section 368(b) of the Code.

         (2) No gain or loss will be recognized by holders of Heritage Common Stock upon the exchange in the Merger of all of their Heritage Common Stock solely for shares of Regions Common Stock (except with respect to any cash received in lieu of a fractional share interest in Regions Common Stock).

         (3) The aggregate tax basis of the Regions Common Stock received by holders of Heritage Common Stock who exchange all of their Heritage Common Stock solely for Regions Common Stock in the Merger will be the same as the tax basis of the Heritage Common Stock surrendered in exchange therefor, less the basis of any fractional share of Regions Common Stock settled by cash payment.

         (4) The holding period of the Regions Common Stock received by holders who exchange all of their Heritage Common Stock solely for Regions Common Stock in the Merger will include the holding period of the Heritage Common Stock surrendered in exchange therefor, provided that such Heritage Common Stock is held as a capital asset at the Effective Time.


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Regions Financial Corporation
Heritage Bancorp, Inc.
Page 3

         (5) The payment of cash to holders of Heritage Common Stock in lieu of fractional share interests of Regions Common Stock will be treated for federal income tax purposes as if the fractional shares were distributed as part of the exchange and then were redeemed by Regions. These cash payments will be treated as having been received as distributions in full payment in exchange for the Regions Common Stock redeemed, as provided in Section 302(a) of the Code.

         (6) Where solely cash is received by a holder of Heritage Common Stock in exchange for Heritage Common Stock pursuant to the exercise of dissenters' rights, such cash will be treated as having been received in redemption of such holder's Heritage Common Stock, subject to the provisions and limitations of
Section 302 of the Code.

         The opinions expressed herein are based upon existing statutory, regulatory, and judicial authority, any of which may be changed at any time with retroactive effect. The federal income tax consequences described herein may not apply to certain shareholders of Heritage with special situations, including, without limitation, shareholders who hold their Heritage Common Stock other than as a capital asset, who received their Heritage Common Stock upon the exercise of employee stock options or otherwise as compensation, who hold their Heritage Common Stock as part of a "straddle" or "conversion transaction" for federal income tax purposes, or are foreign persons, insurance companies, or securities dealers.

         In addition, our opinions are based solely on the documents that we have examined, and the factual statements and factual representations set out in the Certificates, which we have assumed were true on the date of the Certificates, and are true on the date hereof. Our opinions cannot be relied upon if any of the facts pertinent to the federal income tax treatment of the Merger stated in such documents or any of the factual statements or factual representations set out in the Certificates is, or later becomes, inaccurate. Our opinions are limited to the tax matters specifically covered thereby, and we have not been asked to address, nor have we addressed, any other tax consequences of the Merger, including for example any issues related to intercompany transactions, accounting methods, or changes in accounting methods resulting from the Merger, or the consequences of the Merger under state, local or foreign law. These opinions are provided solely for the benefit and use of Regions and Heritage and the shareholders of Heritage. No other party or person is entitled to rely on the opinions.


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Regions Financial Corporation
Heritage Bancorp, Inc.
Page 4


         We hereby consent to the use of this opinion and to the references made to Alston & Bird LLP in the Registration Statement under the captions "Summary--Federal Income Tax Consequences of the Merger" and "The
Merger--Federal Income Tax Consequences of the Merger" and to the filing of this opinion as an exhibit to the Registration Statement.

                                                     Very truly yours,

                                                     ALSTON & BIRD LLP


                                                     By: /s/ CHARLES W. WHEELER
                                                        -----------------------
                                                        Charles W. Wheeler